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                                                           EXHIBIT 23.1


Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of WesBanco, Inc. of our report dated January 28, 2000, included in the 1999 Annual Report to Shareholders of WesBanco, Inc.


We also consent to the incorporation by reference in the Registration Statement (Form S-3 No.333-06467) of WesBanco, Inc. and in the related Prospectus of our report dated January 28, 2000, with respect to the consolidated financial statements of WesBanco, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                   /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 27, 2000